Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of CenterState Bank Corporation on Form S-4 of our report dated March 30, 2017 on the consolidated financial statements of HCBF Holding Company, Inc. as of and for the year ended December 31, 2016, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida

September 22, 2017